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                                                                  EXHIBIT 8B



                            TRANSFER AGENCY AGREEMENT


         This Agreement, dated as the 27th day of March, 1986, made by and between NAVIGATOR TAX-FREE MONEY MARKET FUND, INC. (the "Fund"), a corporation operating as an open-end investment company, duly organized and existing under the laws of the State of Maryland, and FUND/PLAN SERVICES, INC. ("Fund/Plan"), a corporation duly organized and existing under the laws of the United States of
America:

                                WITNESSETH THAT:

         WHEREAS, the Fund desires to appoint Fund/Plan as Transfer Agent of the Fund as its Dividend Disbursing Agent; and

         WHEREAS, the Fund also desires to appoint Fund/Plan as its Accounting Services Agent to maintain and keep current the books, accounts, records journals or other records of original entry relating to the business of the Fund as set forth in Section 15 of this Agreement (the "Accounts and Records") and to perform certain other functions in connection with such Accounts and Records; and

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto, intending to be legally bound, do hereby agree as follows:

         Section 1. The terms as defined in this Section wherever used in this Agreement, or in any amendment or supplement hereto, shall have the meanings herein specified unless the context
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otherwise requires.

         The Fund: The term Fund shall mean the Navigator Tax-Free Money Market Fund, Inc.

         Custodian: The term Custodian shall mean First Pennsylvania Bank n.a. in its capacity as custodian with respect to the Fund under a separate Custodian Agreement.

         Securities: The term Securities shall mean bonds, debentures, notes, stocks, shares, evidences of indebtedness, and other securities and investments from time to time owned by the Fund.

         Share Certificates: The term Share Certificates shall mean the stock certificates for the Shares of the Fund.

         Shareholders: The term Shareholders shall mean the registered owners from time to time of the Shares of the Fund in accordance with the stock registry records of the Fund.

         Share: The term Shares shall mean the issued and outstanding shares of beneficial interest of the Fund.

         Oral Instructions: The term Oral Instructions shall mean an authorization, instruction, approval, item or set of data, or information of any kind transmitted to Fund/Plan in person or by telephone, telegram, telecopy, or other mechanical or documentary means lacking original signature, by a person or persons authorized by a resolution of the Board of Directors of the Fund to give Oral Instructions on behalf of the Fund.



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         Written Instructions: The term Written Instructions shall mean an authorization, instruction, approval, item or set of data, or information of any kind transmitted to Fund/Plan in original writing containing original signatures or a copy of such document transmitted by telecopy including transmission of such signature, believed in good faith by Fund/Plan to be the signature of a person authorized by a resolution of the Board of Directors of the Fund to given Written Instructions on behalf of the Fund.

         Section 2. The Fund hereby appoints Fund/Plan as its Transfer, Dividend Disbursing, and Accounting Services Agent and Fund/Plan accepts such appointments and agrees to act in such capacities upon the terms set forth in this Agreement.

                                 TRANSFER AGENCY

         Section 3. The Fund shall furnish to Fund/Plan as Transfer Agent a sufficient supply of blank Share Certificates and from time to time will renew such supply upon the request of Fund/Plan. Such blank Share Certificates shall be signed manually or by facsimile signatures of officers of the Fund authorized by law or by the by-laws of the Fund to sign Share Certificates and, if required, shall bear the corporate seal or a facsimile thereof.

         Section 4. Fund/Plan as Transfer Agent shall make original issues of Shares in accordance with Section 26 and 27 below and with the Fund's Prospectus and Statement of Additional

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Information upon the written request of the Fund and upon being furnished with
(i) a certified copy of a resolution or resolutions of the Board of Directors of the Fund authorizing such issue; (ii) an opinion of counsel as to the validity of such additional Shares; and (iii) necessary funds for the payment of any original issue tax applicable to such additional Shares.

         Section 5. Transfers of Shares shall be registered and new Share Certificates issued by Fund/Plan upon surrender of outstanding Share Certificates (i) in form deemed by Fund/Plan to be properly endorsed for transfer, (ii) with all necessary endorsers' signatures guaranteed by a member firm of a national securities exchange or a commercial bank, accompanied by
(iii) such assurances as Fund/Plan shall deem necessary or appropriate to evidence the genuineness and effectiveness of each necessary endorsement, and
(iv) satisfactory evidence of compliance with all applicable laws relating to the payment or collection of taxes.

         Section 6. When mail is used for delivery of Share Certificates, Fund/Plan shall forward Share Certificates in "non-negotiable" form by first-class mail, and Share Certificates in "negotiable" form by registered mail, all mail deliveries to be covered while in transit to the addressee by insurance arranged for by Fund/Plan.

         Section 7. In registering transfers, Fund/Plan as Transfer Agent may rely upon the Uniform Commercial Code or any


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other statutes which, in the opinion of counsel, protect Fund/Plan and the Fund is not requiring complete documentation, in registering transfers without inquiry into adverse claims, in delaying registration for purposes of such inquiry, or in refusing registration where, in its judgment, an adverse claim requires such refusal.

         Section 8. Upon receiving indemnity satisfactory to Fund/Plan, Fund/Plan as Transfer Agent may issue new Share Certificates in place of Share Certificates represented to have been lost, destroyed, or stolen, and may issue new Share Certificates in exchange for, and upon surrender of, mutilated Share Certificates.

         Section 9. In case any officer of the Fund who shall have signed manually or whose facsimile signature shall have been affixed to blank Share Certificates shall die, resign, or be removed from office prior to the issuance of such Share Certificates, Fund/Plan as Transfer Agent may issue or register such Share Certificates as the Share Certificates of the Fund notwithstanding such death, resignation, or removal; and the Fund shall file promptly with Fund/Plan such approval, adoption, or ratification as may be required by law.

         Section 10. Fund/Plan will maintain stock registry records in the usual form in which it will note the issuance, transfer, and redemption of Shares and the issuance and transfer of Share Certificates, and is also authorized to maintain an account


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entitled Unissued Certificate Account in which it will record the Shares and fractions issued and outstanding from time to time for which issuance of Share Certificates is deferred. Except with respect to Share transactions processed through the Transfer Agent, the Fund is responsible for providing Fund/Plan with reports of Fund Share purchases, redemptions, and total Shares outstanding on the next business day after each net asset valuation. Fund/Plan is authorized to keep records, which will be part of the stock transfer records, in which it will note the names and registered addresses of Shareholders, and the number of Shares and fractions from time to time owned by them for which no Share Certificates are outstanding. Each Shareholder will be assigned a single account number. Whenever a Shareholder redeems Shares represented by Share Certificates, Fund/Plan as Transfer Agent, upon receipt of the Share Certificates registered in the name of the Shareholder (or if not so registered, in proper form for transfer), shall cancel such Share Certificates, debit the Shareholder's individual stock account and credit the Shares to the Unissued Share Certificate Account.

         Section 11. Fund/Plan will issue Share Certificates for Shares of the Fund only upon receipt of a written request from a Shareholder. In all other cases, the Fund authorizes the Fund/Plan to dispense with the issuance and countersignature of Share Certificates whenever Shares are purchased. In such case, Fund/Plan as Transfer Agent shall merely note on its stock



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registry records the issuance of the Shares and fractions (if any), shall credit the Unissued Certificate Account with the Shares and fractions issued and shall credit the proper number of Shares and fractions to the respective Shareholders. Likewise, whenever Fund/Plan has occasion to surrender for redemption Shares and fractions owned by Shareholders, it shall be unnecessary to issue Share Certificates for redemption purposes. The Fund authorizes Fund/Plan in such cases to process the transactions by appropriate entries in its stock transfer records, and debiting of the Unissued Certificate Account and the record of issued Shares outstanding.

         Section 12. Fund/Plan as Transfer Agent will, in addition to the duties and functions above mentioned, perform the usual duties and functions of a stock Transfer Agent for a corporation. It will countersign for issuance or reissuance Share Certificates representing original issue or reissue treasury Shares as provided herein, and will transfer Share Certificates registered in the name of Shareholders from one Shareholder to another in the usual manner. Fund/Plan may rely conclusively and act without further investigation upon any list, instruction, certificate, authorization, Share Certificate, or other instrument or paper believed by it in good faith to be genuine and unaltered, and to have been signed, countersigned, or executed by duly authorized person or persons, or upon the instructions of any officer of the Fund, or upon the advice of


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counsel for the Fund or for Fund/Plan. Fund/Plan may record any transfer of
Share Certificates which is believed by it in good faith to have been duly authorized or may refuse to record any transfer of Share Certificates if, in good faith, Fund/Plan as Transfer Agent deems such refusal necessary in order to avoid any liability either to the Fund or to Fund/Plan. The Fund agrees to indemnify and hold Fund/Plan harmless from and against any and all losses, costs, claims, and liability which it may suffer or incur by reason of so relying or acting or refusing to act.

         Section 13. In case of any request or demand for the inspection of the share records of the Fund, Fund/Plan as Transfer Agent shall endeavor to notify the Fund and to secure instructions as to permitting or refusing such inspection. However, Fund/Plan may exhibit such records to any person in any case where it is advised by its counsel that it may be held liable for failure to do so.

                               ACCOUNTING SERVICES

         Section 14. The Fund shall promptly turn over to Fund/Plan such of the Accounts and Records previously maintained by or for it as are necessary for Fund/Plan to perform its functions under this Agreement. The Fund authorizes Fund/Plan to rely on such Accounts and Records turned over to it and hereby indemnifies and holds Fund/Plan, its successors and assigns, harmless of and from any and all expenses, damages, claims, suits, liabilities, actions, demands, and losses whatsoever arising out of or in



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connection with any error, omission, inaccuracy, or other deficiency of such
Accounts and Records or in the failure of the Fund to provide any portion of such or to provide any information needed by Fund/Plan to knowledgeably perform its functions.

         The Fund agrees promptly to advise Fund/Plan in writing of any inaccuracies, omissions, discrepancies, or other deficiencies in the Accounts and Records. Fund/Plan shall make reasonable efforts to isolate and correct any inaccuracies, omissions, discrepancies, or other deficiencies in the Accounts and Records delivered to Fund/Plan, to the extent such matters are disclosed to Fund/Plan or are discovered by it and are relevant to its performance of its functions under this Agreement. The Fund shall provide Fund/Plan with such assistance as it may reasonably request in connection with its efforts to correct such matters. The Fund agrees to pay Fund/Plan on a current and ongoing basis for its reasonable time and costs expended on the correction of such matters, said payment to be in addition to the fees and charges agreed to for the normal services rendered under this Agreement.

         Fund/Plan expressly makes no warranty or representation that any error, omission, or deficiency can be satisfactorily corrected. The Fund further agrees that if Fund/Plan is subject to any claim, suit, or other expenses due, in Fund/Plan's sole reasonable judgment, to any inaccuracy, omission, discrepancy, or other deficiency of the Accounts and Records delivered to



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Fund/Plan hereunder, or due to any failure to provide any records or material required hereunder, the Fund shall pay Fund/Plan on a monthly basis for all costs in connection therewith and indemnify and hold Fund/Plan harmless from and against all costs in connection therewith, including all attorneys' fees and costs; provided, however, that if such error, omission, inaccuracy, or other deficiency is caused directly or indirectly by gross negligence or reckless disregard by Fund/Plan of its duties and responsibilities hereunder, the Fund shall have no obligation to indemnify and hold harmless Fund/Plan, its successors, or assigns.

         Section 15. To the extent it and the Custodian possess the necessary information by reason of the performance of their custodial, transfer agency and dividend disbursing services under this Agreement and the Custodian Agreement relating to the Fund and to the extent it receives other necessary information by Written or Oral Instructions, Fund/Plan shall maintain and keep current the following Accounts and Records relating to the business of the Fund in such form as may be mutually agreed to between the Fund and Fund/Plan:

                  (a)      Cash Receipt Journal

                  (b)      Cash Disbursements Journal

                  (c)      Dividends Paid Record

                  (d)      Purchase and Sales Journals - Portfolio
                           Securities



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                  (e)      Subscription and Redemption Journals

                  (f)      Security Ledgers

                  (g)      Broker Ledger

                  (h)      General Ledger

                  (i)      Daily Expense Accruals

                  (j)      Daily Interest Accruals

                  (k) Securities and Monies borrowed or loaned and collateral therefor

                  (l)      Daily Trial Balance

                  (m)      Investment Income Journal

         Unless necessary information to perform the above functions (which is not otherwise in the possession of the Transfer Agent or Custodian) is furnished by Written or Oral Instructions to Fund/Plan daily prior to (i) the close of business on the next day on which money market instruments are generally traded (a "Business Day") and (ii) the calculation of the Funds' net asset value, as provided below, Fund/Plan shall incur no liability, and the Fund shall indemnify and hold harmless Fund/Plan from and against any liability arising from any failure to provide complete information or from any discrepancy between the information received by Fund/Plan and used in such calculations and any subsequent information received by Fund/Plan.

         Section 16. Fund/Plan shall make the proper accounting entries in accordance with the information available to it in



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accordance with Section 15 hereof, and shall notify the Custodian of all cash and Securities. The Fund shall direct that the broker-dealer or other person through whom a transaction occurred send a confirmation to the Fund/Plan. Fund/Plan shall verify this confirmation against the Written Instructions when received from the Fund and forward the confirmation to the Custodian. Fund/Plan shall promptly notify the Fund of any discrepancy between the confirmation and the Fund's Written Instructions, but shall incur no responsibility or liability for such discrepancy. The Fund shall cause any necessary corrections to be made and shall advise Fund/Plan accordingly.

         Section 17. On each Business Day, Fund/Plan shall calculate the net asset value of the Fund in accordance with the Fund's prospectus and Statement of Additional Information, and shall communicate this information to the Fund's Administrator.

         Fund/Plan shall calculate the daily dividend ratio of the Fund in accordance with the Fund's prospectus and Statement of Additional Information and resolutions of the Fund's Board of Directors and shall communicate this information to the Administrator. Fund/Plan shall also prepare and maintain, at such intervals not more frequent than daily specified by the Fund, an evaluation of Securities for which market quotations are available through Quotron Financial Information Services or other mechanical pricing services used by Fund/Plan; all other Securities shall be evaluated in accordance with the Fund's



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Written Instructions, and Fund/Plan shall have no responsibility or liability for the accuracy of the prices quoted by Quotron or by the information supplied by the Fund or upon the Written Instructions.

         The Fund assumes all responsibility for computation of "amortized cost", valuation of restricted securities, and all valuations not ascertainable solely by mechanical procedures.

         Section 18. For all purposes under this Agreement, Fund/Plan is authorized to act upon receipt of the first of any Written or Oral Instruction it receives from the Fund or its agents on behalf of the Fund. In cases where the first Instruction is an Oral Instruction that is not in the form of a document or written record, a confirmatory Written Instruction or Oral Instruction in the form of a document or written record shall be delivered, and in cases where Fund/Plan receives an Instruction from the /fund, whether Written or Oral, to enter a portfolio transaction on the records, the Fund shall cause the broker-dealer to send a written confirmation to Fund/Plan. Fund/Plan shall be entitled to rely on the first Instruction received and, for any act or omission undertaken in compliance therewith, shall be free of liability and fully indemnified and held harmless by the Fund; provided, however, that in the event a Written or Oral Instruction received by Fund/Plan is countermanded by a timely later Written or Oral Instruction received by Fund/Plan prior to acting upon such countermanded




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Instruction, Fund/Plan shall act upon such later Written or Oral Instruction.
The sole obligation of Fund/Plan with respect to any follow-up or confirmatory Written Instruction, Oral Instruction in documentary or written form, or broker-dealer written confirmation shall be to make reasonable efforts to detect any discrepancy between the original Instruction and such confirmation and to report such discrepancy to the Fund. The Fund shall be responsible, at the Fund's expense, for taking any action, including any reprocessing, necessary to correct any discrepancy or error and, to the extent such action requires Fund/Plan to act, the Fund shall give Fund/Plan specific Written Instruction as to the action required.

         Section 19. At the end of each month, the Fund shall cause the Custodian to forward to Fund/Plan a monthly statement of cash and portfolio transactions, which will be reconciled with Fund/Plan's Accounts and Records maintained for the Fund. Fund/Plan will report any discrepancies to the Custodian, and report any unreconciled items to the Fund.

         Section 20. Fund/Plan shall promptly supply daily and periodic reports of the Fund as requested by the Fund and agreed upon by Fund/Plan.

         Section 21. The Fund shall and shall require each of its agents to provide Fund/Plan as of the close of each business day, or on such other schedule as the Fund determines is necessary, with Written or Oral Instructions (to be delivered to Fund/Plan




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by 10:00 a.m. the next following Business Day) containing all data and information necessary for Fund/Plan to maintain the Fund's Accounts and Records, and Fund/Plan may conclusively assume that the information it receives by Written or Oral Instructions is complete and accurate. Except with respect to Share transactions processed through the Transfer Agent, the Fund is responsible to provide or cause to be provided to Fund/Plan reports of Share purchases, redemptions, and total shares outstanding on the next business day after each net asset valuation.

         Section 22. The Accounts and Records, in the agreed upon format, maintained by Fund/Plan shall be the property of the Fund, and shall be made available to the Fund promptly upon request and shall be maintained for the periods prescribed in Rule 31(a)-2 of the Investment Company Act of 1940, as amended. Fund/Plan shall assist the Fund's independent auditors or, upon approval of the Fund or upon demand, any regulatory body, in any requested review of the Fund's Accounts and Records but shall be reimbursed for all expenses and employee time invested in any such review of the Fund's Accounts and Records outside of routine and normal periodic reviews. Upon receipt from the Fund of any necessary information not in its possession, Fund/Plan shall supply the necessary data for the Fund's or its accountant's completion of any necessary tax returns, questionnaires, periodic reports to shareholders and such other reports and information



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requests as the Fund and Fund/Plan shall agree upon from time to time.

         Section 23. Fund/Plan and the Fund may from time to time adopt such procedures as they agree upon in writing, and Fund/Plan may conclusively assume that any procedure approved by the Fund or directed by the Fund, does not conflict with or violate any requirements of the Fund's Prospectus, Statement of Additional Information, Deed of Fund, or any rule or regulation of any regulatory body or governmental agency. The Fund shall be responsible for notifying Fund/Plan of any changes in regulations or rules which might necessitate changes in Fund/Plan's procedures, and for working out with Fund/Plan such changes.

         Section 24. Fund/Plan, in performing under the terms and conditions of this Agreement, shall incur no liability for its status hereunder or for any actions taken or omitted in good faith reliance upon any authorized Written or Oral Instruction, any certified copy of any resolution of the Board of Directors of the Fund, or any other document reasonably believed by Fund/Plan to be genuine and to have been executed or signed by the proper person or persons, and the Fund hereby agrees to indemnify and hold Fund/Plan harmless from any and all loss, liability, and expense, including any legal expenses, arising out of Fund/Plan's performance, or status, or any act or omission of Fund/Plan, under this Agreement.


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         Section 25. All financial data provided to, processed by, and reported by Fund/Plan under this Agreement shall be stated in United States dollars or currency. Fund/Plan shall have no obligation to convert to, equate, or deal in foreign currencies or values, and expressly assumes no liability for any currency conversion or equation computations relating to the affairs of the Fund.

                               ISSUANCE OF SHARES

         Section 26. Prior to the daily determination of net asset value and in accordance with the Fund's Prospectus and Statement of Additional Information, Fund/Plan shall process all purchase orders received since the last determination of the net asset value of the Fund. (For purposes of this Agreement, the date of a purchase order is received shall be determined in accordance with the Fund's Prospectus as in effect from time to time.)

         Fund/Plan shall calculate daily the amount available for investment in Shares of the Fund at the net asset value determined by the Fund as of the time stated in the Fund's Prospectus and Statement of Additional Information, the number of Shares and fractional Shares of the Fund to be purchased, and the net asset value to be deposited with the Custodian. Fund/Plan, as Agent for the Shareholders, shall place a purchase order daily with the Fund for the proper number of Shares and fractional Shares of the Fund to be purchased and confirm such number to the Fund in writing.


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         Section 27. Having made the calculations provided for in Section 25,
Fund/Plan shall thereupon pay over the net asset value of shares purchased to the Custodian. The net asset value shall then be deposited in the account maintained under the Custodian Agreements. The proper number of Shares and fractional Shares of the Fund shall then be issued daily and credited by Fund/Plan to the Unissued Certificate Account. The Shares and fractional Shares of the Fund purchased for each Shareholder will be credited by Fund/Plan to his separate account. Fund/Plan shall mail to each Shareholder a confirmation of each purchase, with copies to the Fund if requested. Such confirmation will show the prior Share balance, the new Share balance, the Shares for which Share Certificates are outstanding (if any), the amount invested, and the price paid for the newly purchased Shares.

                                   REDEMPTIONS

         Section 28. Prior to the daily determination of net asset value and in accordance with the Fund's Prospectus and Statement of Additional Information, Fund/Plan shall process all requests from Shareholders to redeem Shares of the Fund and determine the number of Shares of the Fund required to be redeemed to make monthly payments, automatic payments, or the like. thereupon, Fund/Plan shall advise the Fund of the total number of Shares of the Fund available for redemption and the number of Shares and fractional Shares of the fund requested to be redeemed. The Fund shall then quote to Fund/Plan the applicable net asset value,


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whereupon Fund/Plan shall furnish the Fund with an appropriate confirmation of the redemption and process the redemption by filing with the Custodian an appropriate statement and making the proper distribution and application of the redemption proceeds in accordance with the Fund's Prospectus and Statement of Additional Information. The stock registry books recording outstanding Shares, the Unissued Certificate Account, and the individual account of the Shareholder shall be properly debited.

         Section 29. The proceeds of redemption shall be remitted by Fund/Plan in accordance with the Fund's Prospectus and Statement of Additional Information, and in accordance with the particular shareholder's Account Registration Form filed with the Transfer Agent. If Share Certificates have been issued for Shares being redeemed, then such Share Certificates and a stock power with a signature guarantee of a commercial Fund/Plan, or of a member firm of a national securities exchange, shall accompany the redemption request. If Share Certificates have not been issued to the redeeming Shareholder, the signature of the Shareholder on the redemption request must be similarly guaranteed. The Fund may authorize Fund/Plan to waive the signature guarantee in certain cases by Written Instructions and hereby authorizes Fund/Plan to waive the signature guarantee with respect to all redemptions by telephone and check described in the Fund's Prospectus and Statement of Additional Information.

         For the purposes of redemption of Shares which have been



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purchased within 15 days of a redemption request, the Fund shall provide
Fund/Plan, from time to time, with Written Instructions concerning the time within which such requests may be honored.

                                    DIVIDENDS

         Section 30. Upon the declaration of each dividend and each capital gains distribution by the Board of Directors of the Fund, the Fund shall notify Fund/Plan of the date of such declaration, the amount payable per Share, the record date of such declaration, the amount payable per Share, the record date for determining the Shareholders entitled to payment, the payment, and the reinvestment date price.

         Section 31. On or before each payment date the Fund will transfer or cause the Custodian to transfer to Fund/Plan, in its capacity as Dividend Disbursing Agent, the total amount of the dividend or distribution currently payable. On the designated payment date, Fund/Plan will automatically reinvest all dividends in additional Shares of the Fund except in cases where Shareholders have elected to receive Shares in cash, in which case Fund/Plan will mail distribution checks to the Shareholders for the proper amounts payable to them.

                               GENERAL PROVISIONS

         Section 32. Fund/Plan shall maintain records (which may be part of the stock transfer records) in connection with the issuance and redemption of Shares, the disbursement of dividends, and dividend reinvestment, in which will be noted the transactions effected for each Shareholder and the number of



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Shares and fractional Shares owned by each for which no Share Certificates are outstanding. Fund/Plan agrees to make available upon request and to preserve for the periods prescribed in Rule 31a-2 any records relating to services provided under this Agreement which are required to be maintained by Rule 31a-1.

         Section 33. In addition to the services as Transfer Agent, Dividend Disbursing, and Accounting Services Agent, as set forth above, Fund/Plan will perform other services for the Fund as agreed from time to time, including but not limited to preparation of and mailing Federal Tax Information Forms, mailing semi-annual reports of the Fund, preparation of one annual list of Shareholders, and mailing notices of Shareholders' meetings, proxies, and proxy statements.

         Section 34. Nothing contained in this Agreement is intended to or shall require Fund/Plan, in any capacity hereunder, to perform any functions or duties on any holiday, day of special observance, or any other day on which Fund/Plan or the New York Stock Exchange is closed. Functions or duties normally scheduled to be performed on such days shall be performed on, and as of, the next succeeding business day on which both the New York Stock Exchange and Fund/Plan are open. Notwithstanding the foregoing, Fund/Plan shall compute the net asset value of the Fund on each day required pursuant to Rule 22c-1 promulgated under the Investment Company Act of 1940.

         Section 35. The Fund agrees to pay Fund/Plan compensation




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for its services and to reimburse it for expenses, as set forth in Schedule A attached hereto, or as shall be set forth in amendments to such Schedule approved by the Fund and Fund/Plan.

         Section 36. In acting in any capacity set forth in this Agreement, Fund/Plan shall not be personally liable for any taxes, assessments, or governmental charges which may be levied or assessed on any basis whatsoever in connection with its duties hereunder, excepting only for taxes assessed against it in its corporate capacity arising out of its compensation hereunder.

         Section 37. The Fund shall indemnify Fund/Plan and save it harmless and against any and all actions, suits, and claims, whether groundless or otherwise, arising directly or indirectly out of or in connection with its performance under this Agreement as Transfer Agent and Dividend Disbursing Agent, and from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses, and liabilities incurred by Fund/Plan in connection with any such action, suit, or claim. Fund/Plan shall not be under any obligation to prosecute or to defend any action, suit, or claim arising out of or in connection with its performance under this Agreement as Transfer Agent and Dividend Disbursing Agent which, in the opinion of its counsel, may involve it in expense or liability, and the Fund shall, so often as reasonably requested, furnish Fund/Plan with satisfactory indemnity against such expense or liability, and upon request of Fund/Plan the Fund shall assume the entire defense of any action,



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suit, or claim subject to the foregoing indemnity; provided, however, that
Fund/Plan shall give the Fund notice of and reasonable opportunity to defend any such action, suit, or claim, in the name of the Fund or Fund/Plan or both.

         Without limiting the foregoing:

                  (a) Fund/Plan may rely upon the advice of the Fund or of counsel, who may be counsel for the Fund or counsel for Fund/Plan, and upon statements of accountants, brokers, and other persons reasonably believed by it in good faith to be expert in the matters upon which they are consulted, and, for any actions taken in good faith upon such statements, Fund/Plan shall not be liable to anyone.

                  (b) Fund/Plan may act upon any Oral Instruction which it receives and which it believes in good faith was transmitted by the person or persons authorized by the Board of Directors of the Fund to give such Oral Instruction. Fund/Plan shall have no duty or obligation to make any inquiry or effort of certification of such Oral Instruction.

                  (c) Fund/Plan shall not be liable for any action taken in good faith reliance upon any Written Instruction or certified copy of any resolution of the Board of Directors of the Fund, and Fund/Plan may rely upon the genuiness of any such document or copy thereof believed in good faith by Fund/Plan to have been validly executed.

                  (d) Fund/Plan may rely and shall be protected in



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acting upon any signature, instruction, request, letter of transmittal, certificate, opinion of counsel, statement, instrument, report, notice, consent, order, or other paper or document believed by it to be genuine and to have been signed or presented by a purchaser, by the Fund, or by other proper party or parties.

         Section 38. Upon receipt of Written Instructions from the Fund and as provided herein, Fund/Plan is authorized to make payment upon redemption of Shares without a signature guarantee. The Fund hereby agrees to indemnify and hold Fund/Plan and its successors and assigns harmless from and against any and all expenses, damages, claims, suits, liabilities, actions, demand, and losses whatsoever arising out of or in connection with a payment by Fund/Plan upon redemption of Shares without a signature guarantee and, upon the request of Fund/Plan, the Fund shall assume the entire defense of any action, suit, or claim subject to the foregoing indemnity. Fund/Plan shall notify the Fund of any such action, suit, or claim within 30 days after receipt by Fund/Plan of notice thereof.

         Section 39. The Fund shall promptly cause to be turned over to Fund/Plan (i) an accurate list of Shareholders of the Fund showing the proper registered address and number of Shares owned and whether such Shares are represented by outstanding Share Certificates or by non-certificated share accounts and (ii) all shareholder records, files, and other materials necessary or appropriate for proper performance of the functions assumed by the Fund/Plan under this Agreement (hereinafter called "Materials"), and hereby agrees to indemnify and hold Fund/Plan, its successors, and assigns, harmless from and against any and all expenses, damages, claims, suits, liabilities, actions, demands, and losses whatsoever arising out of or in connection with any error, omission, inaccuracy, or other deficiency of such Materials, or out of the failure of the Fund to provide any portion of such or to provide any information need by Fund/Plan knowledgeably to perform its functions.

         Section 40. The Fund shall file with Fund/Plan a certified copy of each resolution of its Board of Directors authorizing the execution of Written Instructions or the transmittal of Oral Instructions, as provided in Section 1 of this Agreement.

         Section 41. This Agreement may be amended from time to time by a supplemental agreement executed by the Fund and Fund/Plan.

         Section 42. Either the Fund or Fund/Plan may give 60 days' written notice to the other of the termination of this Agreement, such termination to take effect at the time specified in the notice.

         Section 43. Any notice or other communication required by or permitted to be given in connection with this Agreement shall be in writing, and shall be delivered in person or sent by first class mail, postage prepaid, to the respective parties as follows:

         If to the Fund:

         Navigator Tax-Free Money Market Fund, Inc.
         232 Lakeside Drive
         Horsham,  PA  19044

         Attn: Fairfield Group, Inc.

         If to Fund/Plan:

         Fund/Plan Services, Inc.
         P.O. Box 8070
         Philadelphia,  PA  19101

         Attention: E. F. Heffernan, Jr.

         Section 44: The Fund represents and warrants to Fund/Plan that the execution and delivery of this Transfer Agency Agreement by the undersigned officers of the Fund has been duly and validly authorized by resolution of the Board of Directors of the Fund.

         Section 45. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

         Section 46. This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Fund without the written consent of Fund/Plan or by Fund/Plan without the written consent of the Fund, authorized or approved by a resolution of its Board of Directors.

         Section 47. This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania.

         Section 48. Notwithstanding anything herein to the contrary, nothing herein shall protect the Transfer Agent for the consequences of its negligence in the performance of the responsibilities assumed by it hereunder.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized officers and their corporate seals hereunto duly affixed and attested, as of the day and year first above written.


                                                     NAVIGATOR TAX-FREE MONEY
                                                     MARKET FUND, INC.

(SEAL)                                               By /s/ R.B. Siedel
                                                        -----------------------
                                                     Title: Director

Attest /S/ John R. Ramsay
       ---------------------------
         VICE PRESIDENT



                                                     FUND/PLAN SERVICES, INC.


(SEAL)                                               By /s/ E.F. Heffernan, Jr.
                                                        -----------------------
                                                     Title: President

Attest /s/ J.K. Curtis
       ---------------------------








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